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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of International Microcomputer Software, Inc. on Form S-8 (Nos. 33-67208 and 33-71872) and Form S-3 (Nos. 33-69206 and 33-80394) of our report dated October 22, 1999 appearing in the Annual Report on Form 10-K of International Microcomputer Software, Inc. and Subsidiaries for the year ended June 30, 1999.


/s/ GRANT THORNTON LLP
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San Francisco, California
October 22, 1999








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